Exhibit 3.1.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              HC INNOVATIONS, INC.,
                             A DELAWARE CORPORATION

         HC Innovations, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         1. The Corporation's Certificate of Incorporation was filed with the Secretary of State of Delaware on December 20, 2004, as amended.

         2. The Board of Directors of this Corporation has duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of this Corporation in accordance with the provisions of Section 141 of the Delaware General Corporation Law. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED that the Certificate of Incorporation of this Corporation is hereby amended by amending the Article 1, thereof so that, as amended, Article 1 shall read in its entirety as follows:

         "1. The name of the corporation is: Healthcare Innovations, Inc."

         3 This Certificate of Amendment of Certificate of Incorporation was duly adopted and approved by the stockholders of this Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF the undersigned has caused this Certificate of Amendment of Certificate of Incorporation to be duly executed as of the 9th day of June 2006 and hereby affirms and acknowledges under penalty of perjury that the filing of this Certificate of Amendment of Certificate of Incorporation of HC Innovations, Inc. is the act and deed of HC Innovations, Inc

                                HC Innovations, Inc.,
                                a Delaware corporation


                                By:    /s/ Jeffrey Zwicker
                                       -------------------
                                       Jeffrey Zwicker
                                       Chief Financial Officer